Exhibit 99.1

PRESS RELEASE

Clorox Announces Acquisition of GOJO Industries, Makers of Purell®, Market Leader in Skin Health and Hygiene

Expands Clorox’s position in health and hygiene to include skin hygiene

Clorox’s scale, innovation and distribution capabilities poised to accelerate consumer growth for the Purell brand while GOJO’s B2B reach and capabilities bolster Clorox’s professional business

Acquisition is growth accretive and advances IGNITE strategy; further evolving Clorox’s portfolio to strengthen its ability to deliver more consistent, profitable growth

OAKLAND, Calif., Jan. 22, 2026 — The Clorox Company (NYSE: CLX) today announced that it has entered into a definitive agreement to acquire GOJO Industries, a leader of skin health and hygiene solutions, for $2.25 billion in cash, including anticipated tax benefits valued at approximately $330 million for a net purchase price of $1.92 billion. Adding Purell to Clorox’s portfolio of trusted brands expands Clorox’s position in health and hygiene for consumers and institutional end users alike.

Founded in 1946 by Goldie and Jerry Lippman, GOJO has grown to nearly $800 million in annual sales and has a long history of delivering mid–single-digit growth with a three-year CAGR of 5%. Its portfolio of hand hygiene solutions generates more than 80% of revenue through a broad and stable network of B2B distributors underpinned by roughly 20 million soap and sanitizer dispensers that drive recurring demand. The Purell brand - trusted for safe, effective hygiene - holds the #1 share position in hand sanitizer across both B2B and retail channels.

“GOJO’s deep commitment to innovation and delivering superior value in skin hygiene has built Purell into one of the most trusted names in homes, healthcare facilities, schools and businesses around the world – a name that is virtually synonymous with skin hygiene. This strong foundation, coupled with a large installed base and deep relationships in the fast-growing B2B channel has driven decades of consistent performance,” said Linda Rendle, chair and chief executive officer of The Clorox Company. “This is a compelling acquisition that evolves our portfolio and scales our fastest growing, most profitable operating segment – Health and Wellness - as we execute our IGNITE strategy to deliver long-term shareholder value.”

“This is a momentous day for all of us at GOJO,” said Carey Jaros, president and chief executive officer of GOJO Industries. “GOJO and Clorox are united by our shared commitment to make the world a cleaner and healthier place. I have long admired Clorox’s ability to create great consumer brands and products that are beloved in households around the world. Clorox brings world-class consumer expertise, and they have the resources to accelerate our growth in retail channels. I’m incredibly excited about what’s ahead as we combine our leading brands, talented organizations and complementary capabilities to deliver best-in-class health and hygiene solutions to customers across the world. And I’m proud to carry forward the 80-year legacy of the Lippman Kanfer Family, who founded and led the business for three generations in Northeast Ohio.”

Strategic Rationale

The acquisition of GOJO is expected to deliver both near- and long-term strategic benefits to Clorox.

•	Advances Portfolio Evolution to Strengthen Strategic Advantage: Expands Clorox’s position in health and hygiene with a renowned and trusted brand in Purell – expanding reach across B2B and retail channels.
•	Capitalizes on Attractive Category Tailwinds: Provides exposure to sizeable and growing categories underpinned by favorable macro and consumer tailwinds where brand trust provides differentiation.
•	Accelerates Purell’s Growth Opportunities in Retail: Brings the renowned Purell brand into Clorox’s strong portfolio of trusted consumer brands, where it will be able to benefit from Clorox’s proven brand-building, consumer-led innovation, retailer relationships and distribution capabilities.
•	Drives Further Growth and Profitability with Enhanced B2B Reach & Capabilities: Combines GOJO’s commercial, manufacturing, R&D, and regulatory capabilities with Clorox’s strengths to create a best-in-class B2B platform.
•	Brings Together Two Complementary Organizations: Cultural and organizational compatibility with strong management team and talent creates a solid foundation to drive meaningful, long-term value. GOJO will continue to be based in Ohio, and strategic integration will help ensure the combined businesses and all customers realize the benefits of the companies’ joint capabilities.

Delivers Strong Financial Returns

The transaction is expected to accelerate the financial performance of the company and create long-term shareholder value.

•	Contributes a recurring revenue and stable earnings base to Clorox
•	Accretive to growth and supports Clorox’s long-term sales growth target of 3-5%
•	Poised to generate at least $50 million in run-rate cost synergies, leveraging Clorox’s scale and holistic margin management capabilities
•	Accretive to Clorox’s adjusted EBITDA margins after realization of run-rate cost synergies, neutral in the first year
•	Accretive to Clorox’s adjusted EPS in the second year; neutral in the first year

Transaction Details

The transaction is valued at $2.25 billion, including anticipated tax benefits valued at approximately $330 million for a purchase price of $1.92 billion. The transaction value represents an adjusted EBITDA multiple of 11.9x net of anticipated tax benefits and an adjusted EBITDA multiple of 9.1x net of anticipated tax benefits and run-rate cost synergies.

Clorox plans to fund the transaction primarily through debt financing. The transaction is expected to be completed before the end of Clorox’s Fiscal Year 2026, subject to regulatory approval and other customary closing conditions.

Fiscal Year 2026 Outlook

Excluding the impact from the transaction, Clorox reaffirms its fiscal year 2026 outlook for net sales, diluted EPS and adjusted EPS as provided in its Nov. 3, 2025 earnings release when the company guided to the lower end of the range.

“Our plans for the year remain on track, and we’re confirming our top and bottom-line outlook. We remain laser-focused on executing our back half plans, supported by a strong pipeline of innovation and a robust demand-creation plan. Given the complementary business, operations and culture of GOJO Industries, we are excited to seamlessly integrate this acquisition while staying on track to achieve our strategic and financial priorities,” said Rendle.

As previously announced, the company will host a live Q&A audio webcast for analysts at 2 p.m. PT/ 5 p.m. ET on Feb. 3 to discuss in further detail its second-quarter financial results.

Conference Call and Webcast for This Transaction

Clorox will host a live webcast to discuss the transaction with Chair and CEO Linda Rendle and Chief Financial Officer Luc Bellet today at 2 p.m. PT / 5 p.m. ET. Access to the webcast, along with this press release and supporting slide presentation, will be available and archived on the Clorox Investor Site.

Advisors

Centerview Partners LLC is acting as Clorox’s financial advisor in this transaction, with Cooley LLP acting as legal advisor. Harris Williams LLC is acting as GOJO Industries’ financial advisor with Jones Day acting as legal advisor.

About The Clorox Company

The Clorox Company (NYSE: CLX) champions people to be well and thrive every single day. Headquartered in Oakland, California since 1913, Clorox integrates sustainability into how it does business. Driven by consumer-centric innovation, the company is committed to delivering clearly superior experiences through its trusted brands including Brita®, Burt's Bees®, Clorox®, Fresh Step®, Glad®, Hidden Valley®, Kingsford®, Liquid-Plumr® and Pine-Sol® as well as international brands such as Chux®, Clorinda® and Poett®. Visit thecloroxcompany.com to learn more.

About GOJO

GOJO was founded in 1946 by Goldie and Jerry Lippman, whose GOJO® Hand Cleaner helped rubber factory workers safely and effectively remove carbon black and grease. From the invention of Purell Instant Hand Sanitizer to the world’s first touch-free soap dispenser, for nearly 80 years, GOJO has continued to use science-based innovation to keep people healthy and well. Today, GOJO and Purell soaps, hand sanitizers, and surface products continue to set the standard for consumers, hospitals, schools and restaurants. GOJO is headquartered in Akron, Ohio and manufactures its products in Northeast Ohio.

Clorox Contacts:

•	Media: corporate.communications@clorox.com
•	Investors: investorrelations@clorox.com

GOJO Industries Contact:

•	Media: News@GOJO.com

CLX-F

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to our fiscal 2026 full year outlook, the planned acquisition of GOJO and the timing thereof, the ability to obtain regulatory approval and meet other closing conditions for the planned acquisition, the expected impact of the planned acquisition on the company’s net sales, earnings performance, profitability, cash flow, leverage and other financial measures, expectations regarding growth potential in various products, geographies and market categories, including the impact from a more diversified portfolio of brands and business mix, the realization of anticipated synergies, margin expansion and adjusted earnings per share accretion from the acquisition, the terms, timing and scope of the expected financing in connection with the acquisition, the aggregate amount of indebtedness of the company following the closing of the acquisition, and the ability to retain key personnel, and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, including as a result of the GOJO acquisition, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "will," "predicts," and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations, are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as updated from time to time in the company's Securities and Exchange Commission filings. These factors include, but are not limited to: occurrence of any event, change or other circumstance that could give rise to the termination of the GOJO acquisition agreement; the risk that the conditions to the completion of the proposed acquisition (including regulatory approval) are not satisfied in a timely manner or at all; the risks arising from the integration of the GOJO business; the uncertainty of rating agency actions; the risk that the anticipated benefits and synergies of the proposed acquisition may not be realized when expected or at all; the risk that the proposed acquisition may not be completed in a timely manner or at all; the risk of unexpected costs or expenses resulting from the proposed acquisition; the risk of litigation related to the proposed acquisition, including resulting expense or delay; the risks related to disruption to ongoing business operations of the company and GOJO and diversion of time of management of the company and GOJO as a result of the proposed acquisition; the risk that the proposed acquisition may have an adverse effect on the ability of the company and GOJO to retain key personnel, customers and suppliers; the risk that the credit ratings of the company decline following the proposed acquisition; the risk that the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the common stock of the company or on the company’s or GOJO’s operating results; unfavorable general economic and geopolitical conditions beyond our control, including inflation, supply chain disruptions, labor shortages, wage pressures, fuel and energy costs, interest rate fluctuations, foreign currency exchange rate fluctuations, weather events or natural disasters, disease outbreaks or pandemics, terrorism, and unstable geopolitical conditions, including ongoing conflicts and rising tensions in the Middle East and/or Ukraine and rising tensions between China and Taiwan, as well as macroeconomic and geopolitical volatility and uncertainty as a result of a number of these and other factors, including actual and potential shifts in U.S. and foreign trade policies, including as a result of escalating trade tensions between the U.S. and its trading partners, especially China, particularly as a result of the imposition of U.S. and retaliatory tariffs; the impact of market and category declines, and the company’s product and geographic mix on its ability to meet sales growth targets; the company’s ability to successfully execute or realize the anticipated benefits of its strategic or transformational initiatives, including the ERP transition and the related timing and volume of shipment movement related to the ERP transition; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; intense competition in the company's markets; volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services; risks related to supply chain issues, product shortages and disruptions to the business, as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers; risks related to the company's use of and reliance on information technology systems, including potential and actual security breaches, cyberattacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, business, service or operational disruptions, or that impact the company's financial results or financial reporting, or any resulting unfavorable outcomes, increased costs or legal proceedings; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including due to regulatory uncertainty and lack of regulatory convergence among different jurisdictions; lower revenue, increased costs, other financial statement impacts or reputational harm resulting from government actions, compliance with regulations, or any material costs imposed by changes in regulation; the company's ability to maintain its business reputation and the reputation of its brands and products; dependence on key customers and risks related to customer consolidation and ordering patterns; the company's ability to attract and retain key personnel, which may continue to be impacted by challenges in the labor market, such as increasing labor costs and sustained labor shortages; changes to our processes and procedures as a result of our digital capabilities and productivity enhancements that may result in changes to the company's internal controls over financial reporting; risks related to the acquisition of The Procter & Gamble Company’s interest in the Glad business; risks related to international operations and international trade, including changing macroeconomic conditions as a result of inflation, volatile commodity prices and increases in raw and packaging materials prices, labor, energy and logistics; global economic or political instability; foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade policy and tariffs, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; potential operational or supply chain disruptions from wars and military conflicts, including ongoing conflicts and rising tensions in the Middle East and/or Ukraine and rising tensions between China and Taiwan; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies; and the possibility of nationalization, expropriation of assets or other government action or inaction, including the impacts of a prolonged U.S. government shutdown; the impact of climate change and other sustainability issues on sales, operating costs, reputation or stakeholder relationships; the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls; risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill; and the ability to complete announced transactions, including the acquisition of GOJO, and, if completed, integration costs and potential contingent liabilities related to those transactions; the accuracy of the company's estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based; risks related to our reliance on third-party service providers, including inability to meet cost savings or efficiencies, business or systems disruptions, and other liabilities, including legal or regulatory risk; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the company's ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the company of third-party intellectual property rights; the effect of the company's indebtedness and credit rating on its business operations and financial results and the company's ability to access capital markets and other funding sources, as well as the cost of capital to the company; the company's ability to pay and declare dividends or repurchase its stock in the future; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this press release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.